Exhibit 99.1

         MidSouth Bancorp, Inc. Reports 4th Quarter Earnings Up 30% and
                             Annual Earnings Up 43%

    LAFAYETTE, La., Jan. 26 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (Amex: MSL) ("MidSouth") announced net income of $1,665,053, a 30% increase over the $1,282,034 for the fourth quarter of 2002 and a decrease of 4% from the third quarter net income of $1,734,567. Basic earnings per share were $.52 for the quarter ended December 31, 2003, a significant increase from the $.40 per share reported for the fourth quarter of 2002, and three cents less than the $.55 per share earned in the third quarter of 2003. Diluted earnings per share were $.50 for the fourth quarter of 2003 compared to $.39 per share for the fourth quarter of 2002 and $.52 per share for the third quarter of 2003. On August 29, 2003, MidSouth paid a 10% stock dividend on its common stock to holders of record on July 31, 2003. Earnings per common share data have been adjusted accordingly.

    Substantial declines in interest expense and loan loss provisions accounted for the increase in fourth quarter comparison. Net income decreased from the third quarter 2003 despite a decrease of $250,000 in loan loss provisions. The decrease in net income resulted primarily from a $124,000 decrease in non-interest income and a $213,000 increase in non-interest expense. The decrease in non-interest income resulted primarily from a $107,000 decrease in mortgage origination fees. The increase in non-interest expense resulted primarily from additional incentive costs of $76,000 as a result of outstanding earnings for the year and from a $60,000 increase in costs associated with group benefit plans, including the Employee Stock Ownership Plan ("ESOP").

    Earnings for the year-end December 31, 2003 were $6,333,313, a $1,904,230 or 43% increase over the $4,429,083 for the year-end December 31, 2002. Basic earnings per share were $1.99 for 2003 compared to $ 1.39 for 2002. Diluted earnings per share were $1.91 and $1.36, respectively.

    Substantial declines in interest expense and loan loss provisions also accounted for the increase in year-to-date earnings.


    Highlights for the Quarter Ended December 31, 2003
    -- Return on average equity was 20.22% for the fourth quarter of 2003 compared to 18.41% for the fourth quarter of 2002. The leverage capital ratio was 8.86% at December 31, 2003 compared to 8.45% at December 31, 2002. Market cap exceeded the $100 million mark at December 31, 2003 with a closing market price of $31.50 per common share.
    -- MidSouth increased dividends paid on its common stock by 35% with a 10% stock dividend paid on August 29, 2003 and an increase in cash dividends from 25 cents ($.25) per common share in 2002 to 32 cents ($.32) per common share in 2003.
    -- Net interest income totaled $5,107,141 for the fourth quarter of 2003, up 15% from the $4,447,943 reported for the fourth quarter 2002. Net interest income increased primarily due to a substantial decline in interest expense combined with a slight increase in interest income due to an increase in the average volume of earning assets.
    -- With no provision for loan losses expensed in the fourth quarter of 2003, quarterly earnings were boosted $275,000 over the fourth quarter of 2002.
    -- Total loans grew $34.8 million or 15%, from $227.0 million at December 31, 2002 to $261.8 million at December 31, 2003, primarily in commercial and real estate loans.
    -- Nonperforming assets, including loans 90 days or more past due, as a percentage of total assets decreased from .46% at December 31, 2002 to .36% at December 31, 2003. Net charge-offs to total loans decreased from .53% to .25% for the same periods, respectively.
    -- Total consolidated assets increased $50.0 million or 13%, from $382.7 million at the end of the fourth quarter of 2002 to $432.7 million at the end of the fourth quarter of 2003.
    -- Total deposits increased $30.9 million or 9%, from $343.5 million at year-end 2002 to $374.4 million at year-end 2003. The increase resulted primarily from deposits associated with a public fund contract. The contracted funds were deposited on July 1, 2003 and averaged $26.6 million for the second half of 2003.
    -- MidSouth completed its first full quarter in the Houma/Terrebonne market, offering commercial lending and mortgage financing services to the area. A full service facility planned for construction in 2004 will allow MidSouth to offer quality banking services as well as financing activities that contribute to the economic development of the Houma market.


    MidSouth's common stock is traded on the American Stock Exchange under the symbol MSL.

    The Private Securities Litigation Act of 1995 provides a safe harbor for disclosure of information about a company's anticipated future financial performance. This act protects a company from unwarranted litigation if actual results differ from management expectations. This press release reflects management's current views and estimates of future economic circumstances, industry conditions, MidSouth's performance and financial results. A number of factors and uncertainties could cause actual results to differ from anticipated results and expectations.



    MIDSOUTH BANCORP, INC. and SUBSIDIARIES
    Condensed Consolidated Financial Information (unaudited)
    (in thousands except per share data)

    Asset Quality Data                  Period Ended    %      Period Ended
                                            Dec. 31,   Chg  Sept. 30, Jun. 30,
                                        2003     2002           2003     2003

    Nonaccrual loans                    $829     $710   17%     $704     $852
    Loans past due 90
      days and over                      503      819  -39%      489      477
    Total nonperforming loans          1,332    1,529  -13%    1,193    1,329
    Other real estate owned              218      175   25%      233      175
    Other foreclosed assets              ---       45            ---      ---
    Total nonperforming assets        $1,550   $1,749  -11%   $1,426   $1,504

    Nonperforming assets to
      total assets                     0.36%    0.46%  -43%    0.34%    0.37%
    Nonperforming assets to
      total loans + OREO + other
       foreclosed assets               0.59%    0.77%  -41%    0.58%    0.62%
    ALL to nonperforming assets      180.00%  165.30%   61%  212.54%  196.22%
    ALL to nonperforming loans       209.46%  189.07%   69%  254.05%  222.03%
    ALL to total loans                 1.07%    1.27%   -4%    1.23%    1.22%

    Year-to-date charge-offs            $904   $1,364  -34%     $599     $348
    Year-to-date recoveries              253      152   66%      190      108
    Year-to-date net charge-offs         651    1,212  -46%      409      240
    Net charge-offs to total loans     0.25%    0.53%  -53%    0.17%    0.10%


    MIDSOUTH BANCORP, INC. and SUBSIDIARIES
    Condensed Consolidated Financial Information (unaudited)
    (in thousands except per share data)

                                       Fourth  Third   Second  First   Fourth
    INCOME STATEMENT                  Quarter Quarter Quarter Quarter Quarter
                                        2003    2003    2003    2003    2002
    Interest income                    $6,196  $6,269  $5,912  $5,853  $5,989
    Interest expense                    1,089   1,156   1,169   1,266   1,541
         Net interest income            5,107   5,113   4,743   4,587   4,448
    Provision for loan losses             ---     250     100     200     275
    Net interest income after
      provision for loan losses         5,107   4,863   4,643   4,387   4,173
    Total non-interest income           1,866   1,990   2,029   1,713   1,932
    Total non-interest expense          4,717   4,504   4,438   4,311   4,494
    Income before income taxes          2,256   2,349   2,234   1,789   1,611
    Income taxes                          591     614     610     479     329
    Net income                         $1,665  $1,735  $1,624  $1,310  $1,282

    Earnings per share, basic           $0.52   $0.55   $0.51   $0.41   $0.40
    Earnings per share, diluted         $0.50   $0.52   $0.49   $0.40   $0.39
    Book value per share               $10.09   $9.73   $9.37   $8.83   $8.50
    Return on Average Equity           20.22%  21.90%  22.15%  18.76%  18.41%


    MIDSOUTH BANCORP, INC. and SUBSIDIARIES
    Condensed Consolidated Financial Information (unaudited)
    (in thousands except per share data)

                             Three Months Ended       Twelve Months Ended
    INCOME STATEMENT            December 31,     %        December 31,      %
                               2003     2002    Chg     2003      2002     Chg

    Interest income           $6,196   $5,989    3%   $24,230   $24,125     0%
    Interest expense           1,089    1,541  -29%     4,680     6,709   -30%
      Net interest income      5,107    4,448   15%    19,550    17,416    12%
    Provision for loan losses    ---      275  -100%      550     1,398   -61%
    Service charges on
     deposit accounts          1,388    1,267    10%    5,273     4,707    12%
    Gains on securities, net     ---      155  -100%       98       156   -37%
    Other charges and fees       478      510    -6%    2,227     2,058     8%
      Total non-interest
       income                  1,866    1,932    -3%    7,598     6,921    10%
    Salaries and employee
     benefits                  2,276    2,108     8%    8,649     8,103     7%
    Occupancy expense          1,034      979     6%    3,882     3,709     5%
    Goodwill and intangible
      amortization                16       16     0%       66        33   100%
    Other non-interest
     expense                   1,391    1,391     0%    5,374     5,237     3%
      Total non-interest
       expense                 4,717    4,494     5%   17,971    17,082     5%
    Income before
     income taxes              2,256    1,611    40%    8,627     5,857    47%
    Net income                $1,665   $1,282    30%   $6,333    $4,429    43%

    Earnings per share,
     diluted                   $0.50    $0.39    28%    $1.91     $1.36    40%


    MIDSOUTH BANCORP, INC. and SUBSIDIARIES
    Condensed Consolidated Financial Information (unaudited)
    (in thousands except per share data)

                                    Period Ended       %      Period Ended
    BALANCE SHEET                     Dec. 31,        Chg  Sept. 30,  June 30,
    Assets                         2003      2002             2003      2003
    Cash and cash equivalents    $13,840   $27,468   -50%   $18,509   $23,218
    Securities
     available-for-sale          118,227    89,576    32%   115,881    98,602
    Securities held-to-maturity   23,367    23,398     0%    23,397    23,397
      Total investment
       securities                141,594   112,974    25%   139,278   121,999
    Total loans                  261,873   227,052    15%   246,867   241,827
    Allowance for loan losses     (2,790)   (2,891)   -3%    (3,032)  (2,951)
      Loans, net                 259,083   224,161    16%   243,835   238,876
    Premises and equipment        11,984    12,322    -3%    12,018    12,122
    Goodwill and other intangibles   990     1,055    -6%     1,007     1,023
    Other assets                   5,206     4,707    11%     5,233     5,002

         Total assets           $432,697  $382,687    13%  $419,880  $402,240

    Liabilities and
      Stockholders' Equity
    Non-interest bearing
     deposits                    $96,949   $94,452     3%   $88,923   $91,602
    Interest bearing deposits    277,440   249,022    11%   285,161   266,598
      Total deposits             374,389   343,474     9%   374,084   358,200
    Securities sold under
     agreements to repurchase
      and FHLB borrowings         17,567     2,979   490%     6,332     5,066
    Long-term debt                   ---       568  -100%       ---       421
    Junior subordinated debenture  7,000     7,000     0%     7,000     7,000
    Other liabilities              1,513     1,547    -2%     1,477     1,654
        Total liabilities        400,469   355,568    13%   388,893   372,341
    Total shareholders' equity    32,228    27,119    19%    30,987    29,899
        Total liabilities and
         shareholders' equity   $432,697  $382,687    13%  $419,880  $402,240


    MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
    FINANCIAL HIGHLIGHTS (UNAUDITED)
    (in thousands except per share data)
                                                                For The
                                        For The Qtr            Qtr Ended
                                      Ended Dec. 31,      %     Sept. 30,  %
    EARNINGS DATA                    2003       2002     Chg      2003    Chg
    Total interest income           $6,196     $5,989     3%     $6,269   -1%
    Total interest expense           1,089      1,541   -29%      1,156   -6%
    Net interest income              5,107      4,448    15%      5,113    0%
    Provision for loan losses          ---        275  -100%        250  100%
    Non-interest income              1,866      1,932    -3%      1,990   -6%
    Non-interest expense             4,717      4,494     5%      4,504    5%
    Provision for income tax           591        329    80%        614   -4%
    Net income                      $1,665     $1,282    30%     $1,735   -4%

    PER COMMON SHARE DATA (A)
    Basic earnings per share         $0.52      $0.40    30%      $0.55   -5%
    Diluted earnings per share       $0.50      $0.39    28%      $0.52   -4%

    Book value at end of period     $10.09      $8.50    19%      $9.73    4%
    Market price at end of period   $31.50     $15.73   100%     $31.70   -1%
    Weighted avg shares
     outstanding
       Basic                     3,175,226  3,177,726     0%  3,173,579    0%
       Diluted                   3,330,674  3,265,707     2%  3,325,503    0%

    AVERAGE BALANCE SHEET DATA
    Total assets                  $424,911   $380,072    12%   $426,035    0%
    Earning assets                 392,963    347,904    13%    393,919    0%
    Loans and leases               250,964    230,039     9%    244,988    2%
    Interest-bearing deposits      282,581    255,160    11%    291,936   -3%
    Total deposits                 374,237    339,745    10%    380,325   -2%
    Total stockholders' equity      32,669     27,625    18%     31,431    4%

    SELECTED RATIOS               12/31/2003 12/31/2002        09/30/2003
    Return on average assets         1.55%      1.34%    16%      1.62%   -4%
    Return on average total equity  20.22%     18.41%    10%     21.90%   -8%
    Return on average
     realized equity (B)            21.48%     20.21%     6%     23.51%   -9%
    Average equity
     to average assets               7.69%      7.27%     6%      7.38%    4%
    Leverage capital ratio           8.86%      8.45%     5%      8.51%    4%

    CREDIT QUALITY
    Allowance for loan losses as
     a % of total loans              1.07%      1.27%   -16%      1.23%  -13%
    Nonperforming assets
     to total assets                 0.36%      0.46%   -22%      0.34%    6%
    Net charge-offs to total loans   0.25%      0.53%   -53%      0.17%   51%

     (A) On August 29, 2003, MidSouth paid a 10% stock dividend on its common stock to holders of record on July 31, 2003. Per common share data has been adjusted accordingly.
     (B) Excluding net unrealized gain (loss) on securities available for sale.



SOURCE  MidSouth Bancorp, Inc.
    -0-                             01/26/2004
    /CONTACT: Sally Gary, Investor Relations, +1-337-267-4202, or sallyg@midsouthbank.com , or Teri Stelly, Controller, +1-337-267-4208, or C.
R. Rusty Cloutier, President, +1-337-267-4201, all of MidSouth Bancorp, Inc./
    (MSL)

CO:  MidSouth Bancorp, Inc.
ST:  Louisiana
IN:  FIN
SU:  ERN